UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 30, 2009

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XENOMICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA
(STATE OR OTHER JURISDICTION OF INCORPORATION)

333-103083 (COMMISSION FILE NUMBER)	04-3721895 (I.R.S. EMPLOYER IDENTIFICATION NO.)

One Deer Park Drive, Suite F Monmouth Junction, NJ 08852 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 438-8290
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 30, 2009, Xenomics, Inc. (the “Company”) entered into a Forbearance Agreement with the holders of the Company’s 6% convertible debentures (the “Debenture” or “Debentures”).

As previously reported in the Company’s Form 8-K filing dated November 20, 2006, the Company had entered into security purchase agreements with various purchasers for the sale of $2.225 million aggregate principal amount of  Debentures and warrants to purchase shares of the Company’s common stock.  On November 14, 2008, which was the maturity date of the Debentures, the Company did not pay amounts due the Debenture holders in the aggregate principal amount of $2,170,500, plus interest and penalties.  Such failure to pay represented an Event of Default under the Debentures. The Debenture holders also claimed other Events of Default under the Debentures.

Pursuant to the Forbearance Agreement, the Company will issue 5,337,474 shares of its common stock to the Debenture holders in full settlement of amounts claimed due for interest, penalties, late fees and liquidated damages accrued to date, totaling $2,010,204.  The aggregate principal amount of $2,170,500 due under the Debentures will remain outstanding.  Other provisions of the Forbearance Agreement include, but are not limited to, the following:

  An extension of the Debentures’ maturity date to December 31, 2010
  An increase in the interest rate payable on the Debentures from 6% to 11%
  The payment of interest in the form of Company common stock
  Rights of certain holders of a majority of the Debentures regarding the appointment of two persons to the Company’s Board of Directors
  Conditions regarding the determination of compensation to be paid to the Company’s officers and directors

The description of the Forbearance Agreement contained herein is qualified in its entirety by reference to the Forbearance Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Concurrent with completing the Forbearance Agreement, the Company and Dr. Gianluigi Longinotti-Buitoni, the Company’s former Executive Chairman, entered into a mutual release agreement under which each party delivered general releases of the other, including releases of the Company from contracts and claims related to Dr. Longinotti-Buitoni’s service to the Company and a release by the Company of its rights under the Warrant and Put Option Agreement between the parties originally dated as of November 30, 2006, as amended (the “Warrant Agreement”), including any rights resulting from the October 2, 2008 exercise by the Company of its put option under the Warrant Agreement.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Forbearance Agreement dated January 16, 2009.
10.2	Mutual Release dated January 30, 2009 between Xenomics, Inc. and Gianluigi Longinotti-Buitoni.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOMICS, INC.

Date:	February 3, 2009	By:	/s/ Gary Anthony
Gary Anthony
Vice President and Controller